Exhibit 99.1

Senti Bio Reports Second Quarter 2025 Financial Results and Confirms Next Data Milestone for Phase 1 SENTI-202 Study in Acute Myeloid Leukemia (AML) Expected Q4 2025
South San Francisco, Calif., August 7, 2025 (GLOBE NEWSWIRE) -- Senti Biosciences, Inc. (Nasdaq: SNTI) (“Senti Bio”), a clinical-stage biotechnology company developing next-generation cell and gene therapies using its proprietary Gene Circuit platform, today reported financial results for the second quarter of 2025 and provided a summary of recent pipeline and corporate highlights.
“Our team has continued to advance SENTI-202’s clinical development. We have now completed dose finding and have confirmed the recommended Phase 2 dose (RP2D), which is an important step in our Phase 1 study. We are currently in the dose expansion phase, enrolling additional patients with relapsed/refractory AML at the RP2D. Additionally, we recently received Orphan Drug Designation for SENTI-202 and bolstered the leadership and expertise of our team, welcoming new key members to our Scientific Advisory Board and our Board of Directors,” commented Timothy Lu, MD, PhD, Co-Founder and CEO of Senti Biosciences. “Looking ahead, we are focused on growing our pipeline opportunities to deliver transformative therapies to patients with currently limited options and, importantly, expect to release additional efficacy and durability data from our ongoing Phase 1 study before the end of the year, representing a significant milestone for our lead program.”
RECENT PIPELINE AND CORPORATE UPDATES
•Completed dose finding phase and confirmed the recommended Phase 2 dose (RP2D) in its ongoing Phase 1 clinical trial of SENTI-202 (NCT06325748) for the treatment of relapsed/refractory hematologic malignancies including AML;
•Granted U.S. FDA Orphan Drug Designation for use of SENTI-202 to treat AML;
•Received an additional $1.0 Million tranche from California Institute for Regenerative Medicines (CIRM) grant for advancing clinical development of SENTI-202; and
•Bolstered expertise of leadership team with the appointment of Bryan Baum to the Board of Directors and Dr. James B. Trager to the Scientific Advisory Board.
CONTINUED ACTIVITIES TO BUILD MARKET AWARENESS AND INCREASE VISIBILITY AMONG THE INVESTOR AND SCIENTIFIC COMMUNITIES
•Participated in Nasdaq's Amplify Spotlight Series to provide a corporate overview and highlight how Senti is leveraging its proprietary Gene Circuit platform to develop next-generation cell and gene therapies for the treatment of challenging liquid and solid tumor indications. Watch the segment here (https://www.nasdaq.com/videos/senti-bio).
•Presented at premier scientific conferences including the 2025 Synthetic Biology: Engineering, Evolution, & Design (SEED) Conference and BioScience Forum;

•Participated in a virtual fireside chat hosted by Chardan Capital Markets, LLC as well as virtual biotech investment webinar hosted by Webull Corporate Connect; and
•Participated in several Virtual Investor events and segments. Visit virtualinvestorco.com/snti to watch the latest.
SECOND QUARTER 2025 FINANCIAL RESULTS
•Cash and Cash Equivalents: As of June 30, 2025, Senti Bio held cash and cash equivalents of approximately $21.6 million compared to $48.3 million as of December 31, 2024.
•R&D Expenses: Research and development expenses were $10.0 million and $9.2 million for the three months ended June 30, 2025 and 2024, respectively. The increase of $0.8 million was primarily due to an increase of $0.8 million in external services and supplies cost.
•G&A Expenses: General and administrative expenses were $6.8 million and $4.2 million for the three months ended June 30, 2025 and 2024, respectively. The increase of $2.6 million was primarily due to an increase of $2.5 million in personnel-related expenses and an increase of $0.2 million in external services and supplies cost, partially offset by a decrease of $0.1 million in facilities and other costs.
•Net Loss: Net loss was $14.7 million, or $0.56 per basic and diluted share, for the three months ended June 30, 2025.
About Senti Bio
Senti Bio is a biotechnology company developing a new generation of cell and gene therapies for patients living with incurable diseases. To achieve this, Senti Bio is leveraging its synthetic biology platform to engineer Gene Circuits into new medicines with enhanced precision and control. These Gene Circuits are designed to precisely kill cancer cells, to spare healthy cells, to increase specificity to target tissues, and/or to be controllable even after administration. The Company’s wholly-owned pipeline is comprised of cell therapies engineered with Gene Circuits to target challenging liquid and solid tumor indications. Senti’s Gene Circuits have been shown preclinically to work in both NK and T cells. Senti Bio has also preclinically demonstrated the potential breadth of Gene Circuits in other modalities and diseases outside of oncology, and continues to advance these capabilities through partnerships.
Forward-Looking Statements
This press release and document contain certain statements that are not historical facts and are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the words “believe,” “could,” “predict,” “continue,” “ongoing,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” “forecast,” “seek,” “target” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations of Senti Bio’s management and assumptions, whether or not identified in this document, and, as a result, are subject to risks and uncertainties. Forward-looking statements include, but are not limited to, expectations regarding Senti Bio’s growth, strategy, progress and timing of its clinical trials for SENTI-202;the timing of availability of data from the ongoing Phase 1 clinical trial of SENTI-202; the ability of any product candidate to perform in humans in a manner consistent with nonclinical, preclinical or previous clinical study data; expectations regarding the anticipated dosing of patients and availability of data from clinical trials, and the timing thereof. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Senti Bio. Many factors could cause actual future results to differ materially from the forward-looking statements in this document, including but not limited to: (i) changes in domestic and foreign business, market, financial, political and legal conditions, (ii) changes in the competitive and highly regulated industries in which Senti Bio operates, variations in operating performance across competitors, changes in laws and regulations affecting Senti Bio’s business, (iii) the ability to implement business plans, forecasts and other expectations, (iv) the risk of downturns and a changing regulatory landscape in Senti Bio’s highly competitive industry, (v) risks relating to the uncertainty of any projected financial information with respect to Senti Bio, (vi) risks related to uncertainty in the timing or results of Senti Bio’s clinical trial start up, clinical studies, patient enrollment, and GMP manufacturing startup activities, (vii) Senti Bio’s dependence on third parties in connection with clinical trial startup, clinical studies, and GMP manufacturing activities, (viii) risks related to delays and other impacts from macroeconomic and geopolitical events, increasing rates of inflation and rising interest rates on business operations, (ix) risks related to the timing and utilization of the grant from CIRM, and (x) the success of any future research and development efforts by Senti Bio. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Senti Bio’s most recent periodic report filed with the U.S. Securities and Exchange Commission (“SEC”), and other documents filed by Senti Bio from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements in this document. There may be additional risks that Senti Bio does not presently know, or that Senti Bio currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements in this document. Forward-looking statements speak only as of the date they are made. Senti Bio anticipates that subsequent events and developments may cause Senti Bio’s assessments to change. Except as required by law, Senti Bio assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.
Availability of Other Information About Senti Biosciences, Inc.
For more information, please visit the Senti Bio website at www.sentibio.com or follow Senti Bio on X (@SentiBio) (https://x.com/sentibio) and LinkedIn (Senti Biosciences) (https://www.linkedin.com/company/senti-biosciences). Investors and others should note that we communicate with our investors and the public using our company website (www.sentibio.com), including, but not limited to, company disclosures, investor presentations and FAQs, Securities and Exchange Commission filings, press releases, public conference call transcripts and webcast transcripts, as well as on X (https://x.com/sentibio) and LinkedIn (https://www.linkedin.com/company/senti-biosciences). The information that we post on our website or on X (https://x.com/sentibio) or LinkedIn (https://www.linkedin.com/company/senti-biosciences) could be deemed to be material information. As a result, we encourage investors, the media and others interested to review the information that we post there on a regular basis. The contents of our website or social media shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
Senti Biosciences, Inc.
Unaudited Selected Consolidated Balance Sheet Data
(in thousands)

	June 30,	December 31,
	2025	2024
Cash and cash equivalents	$21,576	$48,277
Total assets	68,540	97,841
Total liabilities	43,888	47,086
Series A redeemable convertible preferred stock	—	25,106
Accumulated deficit	(325,979)	(297,134)
Total stockholders’ equity	24,652	25,649

Senti Biosciences, Inc.
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating expenses:
Research and development (including related party costs of $3,586 and $3,637 for the three months ended June 30, 2025 and 2024, respectively, and $7,656 and $7,269 for the six months ended June 30, 2025 and 2024, respectively)	$10,029	$9,151	$19,310	$17,929
General and administrative	6,769	4,205	13,885	11,728
Total operating expenses	16,798	13,356	33,195	29,657
Loss from operations	(16,798)	(13,356)	(33,195)	(29,657)
Other income:
Interest income	270	236	664	568
GeneFab sublease income - related party	1,586	1,587	3,299	3,047
Other income	209	6	387	6
Change in fair value of GeneFab Option - related party	—	1,631	—	3,945
Change in fair value of GeneFab Economic Share - related party	—	(1,473)	—	(1,418)
Change in fair value of GeneFab Note Receivable - related party	—	166	—	195
Total other income	2,065	2,153	4,350	6,343
Net loss	$(14,733)	$(11,203)	$(28,845)	$(23,314)
Comprehensive loss	$(14,733)	$(11,203)	$(28,845)	$(23,314)
Basic and diluted net loss	$(14,733)	$(11,203)	$(28,845)	$(23,314)
Basic and diluted net loss per share	$(0.56)	$(2.45)	$(1.59)	$(5.10)
Basic and diluted weighted-average number of shares used in computing net loss per share	26,081,273	4,572,010	18,091,478	4,571,377

Investor Contact:
JTC Team, LLC
Jenene Thomas
(908) 824-0775
SNTI@jtcir.com